Exhibit 99.1

TECNOGLASS PROVIDES UPDATE On NASDAQ LISTING

BARRANQUILLA, Colombia – May 27, 2016 - Tecnoglass, Inc. (NASDAQ: TGLS) ("Tecnoglass" or the "Company"), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today reported that it has received an additional letter from the Listing Qualifications Department of the NASDAQ Stock Market LLC ("NASDAQ") advising the Company that the Company does not comply with NASDAQ Listing Rule 5250(c)(1) for continued listing because NASDAQ has not received the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. As previously reported, the Company was recently informed by NASDAQ that it was not in compliance with its continued listing rules for failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015. NASDAQ has informed the Company that it has until June 17, 2016 to submit a plan to regain compliance with respect to the delinquent reports in accordance with a delinquency letter the Company received from NASDAQ. If NASDAQ approves the Company's plan, it has the discretion to grant the Company an extension of up to 180 calendar days from the due date of the Form 10-K (or until October 12, 2016) to regain compliance.

The Company continues to work closely with PricewaterhouseCoopers Ltda., the Company’s independent registered public accounting firm (“PWC”), and its predecessor auditor Marcum LLP in order to finalize the financial statements to be included in the delinquent reports and intends to file such reports as soon as possible and expects such filing to be prior to the date stipulated by NASDAQ. If the Company is unable to file the delinquent reports by June 17, 2016, it intends to file a plan to regain compliance with NASDAQ. This additional notification has no immediate effect on the listing of the Company's ordinary shares on NASDAQ. There can be no assurance, however, that the Company will be able to regain compliance with the listing requirements discussed above or otherwise satisfy the other NASDAQ listing criteria.

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.3 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies more than 800 customers in North, Central and South America, with the United States accounting for approximately 60% of revenues in 2015. Tecnoglass' tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain “forward-looking” statements, as that term is defined under the federal securities laws. Forward-looking statements include, among others, statements about the Company’s plans to restate its consolidated financial statements and amend prior SEC filings, the timing of such restatement, and the restatement’s effect on the Company’s prior consolidated financial statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on the Company’s current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties, and changes in circumstances that may cause actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement, including, among others, the timing and nature of the final resolution of the accounting issues discussed in this press release; any further delay in the filing of required periodic reports with the SEC; whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally; and adverse effects on the Company’s business as a result of the restatement process. In addition, please refer to the risk factors contained in the Company’s SEC filings. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Investor Relations:

Santiago Giraldo or Sergio Barake

Deputy CFO

305-503-9062

investorrelations@tecnoglass.com

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